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                                                               Exhibit 23(b)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Checkfree Corporation on Form S-8 of our reports dated August 22, 1996, except for Note 17 as to which the date is September 15, 1996, appearing in the Transition Report on Form 10-K/A No. 1 of Checkfree Corporation for the six months ended June 30, 1996.


DELOITTE & TOUCHE LLP
Columbus, Ohio

February 11, 1997